As filed with the Securities and Exchange Commission on May 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Envestnet, Inc.

(Exact name of registrant as specified in charter)

Delaware	20-1409613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400

Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

Envestnet, Inc. 2010 Long-Term Incentive Plan (as amended)

(Full title of the plan)

Shelly O’Brien

General Counsel

Envestnet, Inc.

35 East Wacker Drive, Suite 2400

Chicago, Illinois 60601

(Name and address of agent for service)

(312) 827-2800

(Telephone number, including area code, of agent for service)

Copies to:

Edward S. Best

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

(312) 782-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐	Smaller reporting company:	☐

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.005 per share (“Common Stock”), reserved for issuance pursuant to the Envestnet, Inc. 2010 Long -Term Incentive Plan	6,975,000	$70.32	$490,482,000	$53,511.59

(1)

This Registration Statement shall, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional common shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the shares reported on the New York Stock Exchange on May 24, 2021.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $0.005 per share (the “Common Stock”), of Envestnet, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment, as approved by the Registrant’s shareholders on May  12, 2021. The contents of the Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-204858), filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2015 is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

•	Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on February 26, 2021;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2020;

•	Proxy Statement on Schedule 14A filed with the Commission on April 7, 2021; and

•

The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A, filed on July 28, 2010 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

See Exhibit Index which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Amended and Restated Certificate of Incorporation of Envestnet, Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165717), filed with the Commission on July 1, 2010 and incorporated by reference herein).

Exhibit No.	Description

4.2	Amended and Restated Bylaws of Envestnet, Inc. (filed as Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-165717), filed with the Commission on July 1, 2010 and incorporated by reference herein).

4.3	Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment (filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Commission on May 13, 2021 and incorporated by reference herein).

5.1*	Opinion of Mayer Brown LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Mayer Brown LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Chicago, State of Illinois, on May 28, 2021.

ENVESTNET, INC.

By:	/s/ William C. Crager
William C. Crager
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints William Crager, Peter D’Arrigo, and Shelly O’Brien, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, each with full power of substitution and resubstitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 28, 2021.

Name	Position

/s/ William C. Crager	Chief Executive Officer; Director (Principal Executive Officer)
William C. Crager

/s/ Peter H. D’Arrigo	Chief Financial Officer (Principal Financial Officer)
Peter H. D’Arrigo

/s/ Matthew J. Majoros	Senior Vice President, Financial Reporting (Principal Accounting Officer)
Matthew J. Majoros

/s/ Luis A. Aguilar	Director
Luis A. Aguilar

/s/ Anil Arora	Director
Anil Arora

/s/ Ross Chapin	Director
Ross Chapin

/s/ Gayle Crowell	Director
Gayle Crowell

/s/ James Fox	Chairperson, Director
James Fox

/s/ Valerie Mosley	Director
Valerie Mosley

/s/ Gregory Smith	Director
Gregory Smith